UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2018

COLGATE-PALMOLIVE COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	1-644	13-1815595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2018, the Board of Directors of Colgate-Palmolive Company (the “Company”) elected Mr. Henning I. Jakobsen to the position of Chief Financial Officer.  In this capacity Mr. Jakobsen will continue to serve as the Company’s principal accounting officer.  Mr. Dennis J. Hickey, 69, who has served as the Company’s Chief Financial Officer since January 2011, will continue as the Vice Chairman of the Company.

Mr. Jakobsen, 57, has served as the Company’s Vice President and Corporate Controller since October 2017.   Mr. Jakobsen joined the Company in 1989 and held key financial and operating roles at the subsidiary and division levels, including Vice President, Finance for the Company’s U.S. operations, before leaving the Company in 2006 to become Chief Financial Officer of Chr. Hansen, a Denmark-based multinational bioscience organization.  Mr. Jakobsen rejoined the Company in 2011 to lead the Finance and Strategic Planning function of its European Division and served as Vice President and General Manager of the Company’s Nordic Hub from 2014 to September 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date:	May 4, 2018	By:	/s/ Jennifer M. Daniels
		Name:	Jennifer M. Daniels
		Title:	Chief Legal Officer and Secretary

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